                                                                     EXHIBIT 4.3

                              DIGI INTERNATIONAL INC.
                           NON-OFFICER STOCK OPTION PLAN


1. PURPOSE OF PLAN. The purpose of this Digi International Inc. Non-Officer Stock Option Plan (the "Plan"), is to promote the interests of Digi International Inc., a Delaware corporation (the "Company"), and its stockholders by providing key personnel of the Company and its subsidiaries (other than officers and directors of the Company) with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

2. ADMINISTRATION OF PLAN. This Plan shall be administered by a committee of two or more directors (the "Committee") appointed by the Company's board of directors (the "Board"). A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, stockholders, employees and optionees. To the full extent permitted by law, (i) no member of the Committee or the CEO Stock Option Committee (as defined in this paragraph 2) shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder and (ii) the members of the Committee and the CEO Stock Option Committee shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations. The Committee may delegate all or any part of its authority under this Plan to a one person committee consisting of the Chief Executive Officer of the Company as its sole member (the "CEO Stock Option Committee") for purposes of granting and administering awards.

3. SHARES SUBJECT TO PLAN. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of common stock (the "Common Shares") of the Company, $.01 par value, or Common Shares held in treasury, and they shall not exceed 750,000 in the aggregate, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Common Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan. Appropriate adjustments in the number of shares and in the purchase price per share may be made by the Committee in its sole discretion to give effect to adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

4. ELIGIBLE PARTICIPANTS. Options may be granted under this Plan to any key employee of the Company or any subsidiary thereof, who is not an officer or director of the Company, and may also be granted to other individuals or entities who are not "employees" but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant. References herein to "employed," "employment" and similar terms (except "employee") shall include the providing of services in any such capacity or as a director. The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as "Eligible Participants."

5.  TERMS AND CONDITIONS OF EMPLOYEE OPTIONS.

          (a) Subject to the terms and conditions of this Plan, the Committee may, from time to time prior to December 1, 2006, grant to such Eligible Participants as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine. In determining the Eligible Participants to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option.

          (b) The purchase price of each Common Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee. Such purchase price may be set at not less that 50% of the Fair Market Value (as defined below) of a Common Share on the date of grant.

          (c) For purposes of this Plan, the "Fair Market Value" of a Common Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Common Share on the date immediately preceding such date or, if no sale of such shares shall have occurred on that date, on the next preceding day on which a sale of such shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if such shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the principal United States securities exchange registered under the Act, on which the shares are listed, or, if such shares are not listed on any such exchange, on the Nasdaq Stock Market or any similar system then in use or, if such shares are not included on the Nasdaq Stock Market or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of such a share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on an NASD System or any similar system then in use, provided that if the shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding anything stated in this paragraph, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

          (d) Each option agreement provided for in paragraph 13 hereof shall specify when each option granted under this Plan shall become exercisable.

          (e) Each option granted pursuant to this paragraph 5 and all rights to purchase shares thereunder shall cease on the earliest of:

               (i) ten years after the date such option is granted or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

               (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 7(b) or 7(c), whichever is applicable; or

               (iii) the date, if any, fixed for cancellation pursuant to paragraph 7 of this Plan.

In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

6. MANNER OF EXERCISING OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its President, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. The purchase price of each share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) at the time of exercise or, at the discretion of the holder of the option, by delivery to the Company of unencumbered Common Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of cash and such unencumbered Common Shares. Provided, however, that a person exercising a stock option shall not be permitted to pay any portion of the purchase price with stock if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company. No shares shall be issued until full payment therefor has been made, and the granting of an option to an individual shall give such individual no rights as a stockholder except as to shares issued to such individual.

7.  TRANSFERABILITY AND TERMINATION OF OPTIONS.

          (a) During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or any amendment thereto (the "Code") or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder; provided, however, that any optionee may transfer a stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if
     (i) the option agreement with respect to such options, which must be approved by the Committee, expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and
     (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to "optionee" shall mean the original grantee of an option and not any transferee.

          (b) During the lifetime of an optionee, an option may be exercised only while the optionee is employed by the Company or a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

               (i) unless otherwise provided in a stock option agreement, an option granted to an optionee shall continue to be exercisable for three months after termination of such optionee's employment but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment;

               (ii) in the case of an optionee who is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, the option granted to such optionee may be exercised within one year after termination of such optionee's employment; and

               (iii) as to any optionee whose termination occurs following a declaration pursuant to paragraph 7 of this Plan, the option granted to such optionee may be exercised at any time permitted by such declaration.

          (c) An option may be exercised after the death of the optionee, but only within one year after the death of such optionee.

          (d) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of an optionee, any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death.

8. DISSOLUTION, LIQUIDATION, MERGER. In the event of (a) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, unless appropriate provision shall have been made for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of such merger or consolidation equal to the product of (i) the excess of (x) the Event Proceeds per Common Share (as hereinafter defined) covered by the option as of such effective date, over
(y) the option price per Common Share, times (ii) the number of Common Shares covered by such option, or (b) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an "Event"), the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the holder of each cancelled option, within ten days after the Event, of cash equal to the amount (if any), for each Common Share covered by the cancelled option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by such option. At the time of the declaration provided for in the immediately preceding sentence, each option shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Common Shares covered thereby. Each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 8. For purposes of this paragraph, "Event Proceeds per Common Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the stockholders of the Company upon the occurrence of the Event.

9. SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

10. TAX WITHHOLDING. Delivery of Common Shares upon exercise of any nonstatutory stock option granted under this Plan shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the Common Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover such optionee's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through a reduction of the number of Common Shares delivered to the person exercising the option or through a subsequent return to the Company of shares delivered to the person exercising the option.

11. TERMINATION OF EMPLOYMENT. Neither the transfer of employment of an optionee between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such optionee and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation", respectively, in Sections 424(e) and (f) of the Code.

12. OTHER TERMS AND CONDITIONS. The Committee shall have the power, subject to the other limitations contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate an optionee's employment at any time.

13. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine.

14. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan. No amendment to this Plan shall, without the consent of the holder of an option previously granted under this Plan, shall alter or impair any option.

15.  EFFECTIVE DATE.  This Plan shall be effective April 2, 1998.